Exhibit 10.11

PUMA BIOTECHNOLOGY, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Non-employee members of the board of directors (the “Board”) of Puma Biotechnology, Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Program (this “Program”). The cash and equity compensation described in this Program shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation. This Program shall become effective as of December 19, 2013 (the “Effective Date”).

Cash Compensation

Annual Retainer:	Each Non-Employee Director shall be eligible to receive an annual retainer of $50,000 for service on the Board, effective beginning in calendar year 2014. The annual retainer shall be paid by the Company in four equal installments of $12,500 at the beginning of each calendar quarter.

Equity Compensation

Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2011 Incentive Award Plan (the “Plan”). Capitalized terms not otherwise defined below shall have the meanings ascribed to them in the Plan.

Initial Stock Option Grant:

Each Non-Employee Director who is initially elected or appointed to serve on the Board upon or after the Effective Date is hereby granted an Option to purchase 30,000 Shares under the Plan (the “Initial Option”).

The Initial Option is hereby granted on the date on which such Non-Employee Director is initially elected or appointed to serve on the Board (the “Election Date”), and shall vest with respect to one-third (1/3rd) of the Shares subject thereto on the first anniversary of the applicable Election Date, and with respect to an additional 1/36th of the Shares subject thereto on each monthly anniversary thereafter, subject to continued service through the applicable vesting date. Each Initial Option shall have an exercise price per Share equal to the Fair Market Value of a Share on the applicable Election Date.

Committee Chair Service Stock Option Grant:	Each Non-Employee Director who is appointed to serve as chair of a committee of the Board (a “Committee”) upon or after the Effective Date is hereby granted an Option to purchase 20,000 Shares under the Plan (the “Chair Committee Option”).

If applicable, the Chair Committee Option is hereby granted on each date on which such Non-Employee Director is appointed to serve as chair of a Committee (the “Chair Appointment Date”), and shall vest with respect to one-third (1/3rd) of the Shares subject thereto on the first anniversary of the applicable Chair Appointment Date, and with respect to an additional 1/36th of the Shares subject thereto on each monthly anniversary thereafter, subject to continued service through each vesting date as chair of the Committee to which the Non-Employee Director was appointed to serve as chair (on the applicable Chair Appointment Date). Each Chair Committee Option shall have an exercise price per Share equal to the Fair Market Value of a Share on the applicable Chair Appointment Date.

Non-Chair Committee Service Stock Option Grant:	Each Non-Employee Director who is appointed to serve as a non-chair member of a Committee upon or after the Effective Date is hereby granted an Option to purchase 10,000 Shares under the Plan (the “Non-Chair Committee Option”).

If applicable, the Non-Chair Committee Option is hereby granted on the date on which such Non-Employee Director is appointed to serve on a Committee (the “Committee Appointment Date”), and shall vest with respect to one-third (1/3rd) of the Shares subject thereto on the first anniversary of the applicable Committee Appointment Date, and with respect to an additional 1/36th of the Shares subject thereto on each monthly anniversary of the Committee Appointment Date thereafter, subject to continued service on any Committee through each vesting date. Each Non-Chair Committee Option shall have an exercise price per Share equal to the Fair Market Value of a Share on the applicable Committee Appointment Date.

Annual Option Grant:

Effective as of the Effective Date, each Non-Employee Director who is serving on the Board as of the date of the last regularly scheduled Board meeting held during each calendar year (the “Board Meeting Date”) shall hereby be granted annually an Option to purchase 10,000 Shares under the Plan (the “Annual Option”).

The Annual Option is hereby granted on the Board Meeting Date, and shall vest with respect to one-third (1/3rd) of the Shares subject thereto on the first anniversary of the applicable Board Meeting Date, and with respect to an additional 1/36th of the Shares subject thereto on each monthly anniversary thereafter, subject to continued service through the applicable vesting date. Each Annual Option shall have an exercise price per Share equal to the Fair Market Value of a Share on the applicable Board Meeting Date.

Miscellaneous

Each Initial Option, Committee Chair Option, Non-Chair Committee Option and Annual Option shall be a Non-Qualified Stock Option and shall have a maximum term of ten years from the applicable date of grant. All applicable terms of the Plan apply to this Program as if fully set forth herein, and all grants of Options are hereby subject in all respect to the terms of the Plan. The grant of any Option under this Program shall be made solely by and subject to the terms set forth in a written Award Agreement in a form approved by the Board and duly executed by an executive officer of the Company.

Amendment, Modification and Termination

This Program may be amended, modified or terminated by the Board in the future at its sole discretion. No Non-Employee Director shall have any rights hereunder, except with respect to any Options actually granted pursuant to the Program.